Exhibit 99.2

$91 $400 $180 ($230) ($100) ($300) ($3,660) $201 $3,820 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 Cash on BS 2Q25A Convertible Offering Core42 Debt Financing Fluidstack Debt Financing Core42 CapEx Financing Fees & Capped Call Other Fluidstack Financing Costs Fluidstack CapEx Estimated Unallocated Cash Capital Allocation - Structured to Maximize Google Support Capital plan provides for capex needs with minimal equity dilution and substantial unallocated cash 15 1) Estimated gross proceeds. 2) Estimated remaining capital expenditures for WD, CB-1, and CB-2. 3) Includes underwriters’ fees on debt and convertible issuances and estimated cost of convertible capped call. 4) Includes interest during construction, debt service reserve account, estimated fees and expenses. 5) Estimated capital expenditures for CB-3, CB-4, and CB-5; assumes high end of estimated $8-10MM per MW of critical IT load. (1) (1) (2) (1) (3) (4) (5) Google Support

TeraWulf Capitalization Table As of August 18, 2025 16 Note: all figures are approximate. Outstanding $ 7.00 $ 8.00 $ 9.00 $ 10.00 $ 11.50 $ 13.00 $ 14.50 $ 16.00 Common Stock 392,156 392,156 392,156 392,156 392,156 392,156 392,156 392,156 392,156 Convertible Senior Notes - - - - - 907 6,913 11,792 Preferred Stock, Convertible into Common Stock 1,325 - - - 1,325 1,325 1,325 1,325 1,325 Warrants to Purchase Common Stock $0.010 Exercise Price 73,722 73,617 73,630 73,640 73,648 73,658 73,665 73,671 73,676 $1.000 Exercise Price 9,733 8,343 8,516 8,652 8,760 8,887 8,984 9,062 9,125 $1.925 Exercise Price 7,163 5,193 5,439 5,631 5,784 5,964 6,102 6,212 6,301 Subtotal 90,618 87,152 87,586 87,923 88,192 88,509 88,752 88,945 89,102 Omnibus Incentive Plan Equity Awards - Unvested 16,952 16,952 16,952 16,952 16,952 16,952 16,952 16,952 16,952 Restricted Stock Units Performance-based Restricted Stock Units $6.00 vesting, as defined 900 900 900 900 900 900 900 900 900 $6.50 vesting, as defined 900 900 900 900 900 900 900 900 900 Contingent consideration 929 813 722 650 565 500 448 406 Cayuga Leases consideration 15,000 15,000 15,000 15,000 15,000 15,000 15,000 15,000 15,000 Subtotal 33,752 34,681 34,565 34,474 34,402 34,317 34,252 34,200 34,158 Estimated Fully Diluted Share Count 517,851 513,989 514,306 514,553 516,075 516,307 517,392 523,539 528,534 Estimated Diluted Shares at Various Share Prices (Based on the Treasury Method)